Exhibit 99.1

SURROZEN OPERATING, INC.

INDEX TO UNAUDITED CONDENSED

INTERIM FINANCIAL STATEMENTS

SURROZEN OPERATING, INC.

Condensed Balance Sheets

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,850	$34,982
Prepaid expenses and other current assets	1,789	1,042
Short-term investments	6,598	14,200

Total current assets	27,237	50,224
Property and equipment, net	5,393	5,836
Operating lease right-of-use assets	4,928	5,556
Other assets	1,384	39
Restricted cash	405	405

Total assets	$39,347	$62,060

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$1,405	$1,776
Accrued liabilities	6,558	3,394
Lease liabilities, current portion	2,009	2,108

Total current liabilities	9,972	7,278
Lease liabilities, noncurrent portion	6,553	7,489

Total liabilities	16,525	14,767

Commitments and contingencies (Note 5 and Note 10)
Redeemable convertible preferred stock, $0.0001 par value; 95,289,938 shares authorized as of June 30, 2021 and December 31, 2020; 95,289,932 shares issued and outstanding as of June 30, 2021 and December 31, 2020; liquidation preference of $133,300 as of June 30, 2021 and December 31, 2020	133,097	133,097
Stockholders’ deficit:
Common stock, $0.0001 par value, 120,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 10,368,999 and 8,648,718 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in-capital	3,400	2,196
Accumulated deficit	(113,676)	(88,001)

Total stockholders’ deficit	(110,275)	(85,804)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$39,347	$62,060

See accompanying notes to the unaudited condensed interim financial statements

SURROZEN OPERATING, INC.

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$10,265	$5,424	$18,866	$10,076
General and administrative	2,395	1,545	6,825	3,254

Total operating expenses	12,660	6,969	25,691	13,330

Loss from operations	(12,660)	(6,969)	(25,691)	(13,330)
Other income	7	2	16	76

Net loss and comprehensive loss	$(12,653)	$(6,967)	$(25,675)	$(13,254)

Net loss per share attributable to common stockholders, basic and diluted	$(1.50)	$(0.95)	$(3.11)	$(1.85)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	8,424,379	7,318,370	8,244,336	7,180,539

See accompanying notes to the unaudited condensed interim financial statements

SURROZEN OPERATING, INC.

Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(Unaudited)

(In thousands, except share amounts)

	Redeemable convertible				Additional		Total
	preferred stock		Common stock		paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance at December 31, 2020	95,289,932	$133,097	8,648,718	$1	$2,196	$(88,001)	$(85,804)
Exercises of stock options	—	—	434,811	—	196	—	196
Restricted stock granted	—	—	500,000	—	—	—	—
Reclassification to liability for early exercised stock options	—	—	—	—	(120)	—	(120)
Vesting of early exercised stock options	—	—	—	—	30	—	30
Stock-based compensation expense	—	—	—	—	475	—	475
Net loss	—	—	—	—	—	(13,022)	(13,022)

Balance at March 31, 2021	95,289,932	133,097	9,583,529	1	2,777	(101,023)	(98,245)
Exercises of stock options	—	—	285,720	—	109	—	109
Restricted stock granted	—	—	400,000	—	—	—	—
Restricted stock forfeited	—	—	(93,750)	—	—	—	—
Reclassification to liability for early exercised stock options	—	—	—	—	(65)	—	(65)
Vesting of early exercised stock options	—	—	—	—	47	—	47
Repurchase of early exercised stock options	—	—	(6,500)	—	—	—	—
Stock-based compensation expense	—	—	—	—	532	—	532
Net loss	—	—	—	—	—	(12,653)	(12,653)

Balance at June 30, 2021	95,289,932	$133,097	10,168,999	$1	$3,400	$(113,676)	$(110,275)

	Redeemable convertible				Additional		Total
	preferred stock		Common stock		paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance at December 31, 2019	66,718,509	$83,211	8,178,290	$1	$1,459	$(55,285)	$(53,825)
Issuance costs of Series C redeemable convertible preferred stock	—	(7)	—	—	—	—	—
Exercises of stock options	—	—	224,583	—	84	—	84
Reclassification to liability for early exercised stock options	—	—	—	—	(75)	—	(75)
Vesting of early exercised stock options	—	—	—	—	22	—	22
Restricted stock forfeited	—	—	(29,167)	—	—	—	—
Stock-based compensation expense	—	—	—	—	180	—	180
Net loss	—	—	—	—	—	(6,287)	(6,287)

Balance at March 31, 2020	66,718,509	83,204	8,373,706	1	1,670	(61,572)	(59,901)
Issuance of Series C redeemable convertible preferred stock, net of issuance costs of $106	28,571,423	49,893	—	—	—	—	—
Exercises of stock options	—	—	37,000	—	8	—	8
Reclassification to liability for early exercised stock options	—	—	—	—	(3)	—	(3)
Vesting of early exercised stock options	—	—	—	—	20	—	20
Stock-based compensation expense	—	—	—	—	128	—	128
Net loss	—	—	—	—	—	(6,967)	(6,967)

Balance at June 30, 2020	95,289,932	$133,097	8,410,706	$1	$1,823	$(68,539)	$(66,715)

See accompanying notes to the unaudited condensed interim financial statements

SURROZEN OPERATING, INC.

Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net loss	$(25,675)	$(13,254)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,003	1,017
Stock-based compensation	1,007	308
Non-cash lease expense	628	403
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(747)	(438)
Other assets	(1)	10
Accounts payable	(637)	(228)
Accrued liabilities	2,245	676
Lease liabilities	(1,035)	(719)

Net cash used in operating activities	(23,212)	(12,225)

Investing activities:
Purchases of property and equipment	(404)	(167)
Purchases of marketable securities	(1,098)	—
Maturities of marketable securities	8,700	—

Net cash provided by (used in) investing activities	7,198	(167)

Financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	49,887
Payments of deferred transaction costs	(422)	—
Proceeds from exercise of stock options	305	92
Repurchase of early exercised stock options	(1)	—

Net cash (used in) provided by financing activities	(118)	49,979

Net (decrease) increase in cash, cash equivalents and restricted cash	(16,132)	37,587
Cash, cash equivalents and restricted cash at beginning of period	35,387	29,509

Cash, cash equivalents and restricted cash at end of period	$19,255	$67,096

Supplemental disclosure of noncash investing and financing activities:
Capital expenditures in accounts payable	$156	$—

Vesting of early exercises of stock options	$77	$42

Reclassification to liability for early exercised stock options	$185	$78

Right-of-use asset obtained in exchange for lease liabilities	$—	$563

Deferred transaction costs included in accounts payable and accrued liabilities	$922	$—

The following table presents a reconciliation of the Company’s cash, cash equivalents and restricted cash in the Company’s condensed balance sheets:

	June 30,	June 30,
	2021	2020
Cash and cash equivalents	$18,850	$66,691
Restricted cash	405	405

Cash, cash equivalents and restricted cash	$19,255	$67,096

See accompanying notes to the unaudited condensed interim financial statements

SURROZEN OPERATING, INC.

Notes to the Unaudited Condensed Interim Financial Statements

Note 1. Organization

Description of Business

Surrozen Operating, Inc. (the “Company” also referred to as “Legacy Surrozen”) is a preclinical stage biotechnology company committed to discovering and developing drug candidates to selectively modulate the Wnt pathway, a critical mediator of tissue repair, in a broad range of organs and tissues. The Company is located in South San Francisco, California and was incorporated in the state of Delaware on August 12, 2015.

Business Combination and Private Investment in Public Entity Financing

On April 15, 2021, the Company entered into a business combination agreement with Consonance-HFW Acquisition Corp, a Cayman Islands exempted company (“CHFW”) and Perseverance Merger Sub Inc., a subsidiary of CHFW (“Merger Sub”). Upon closing of the business combination, CHFW will become a Delaware corporation and will be renamed to Surrozen, Inc. (“New Surrozen”), and Merger Sub will merge with and into the Company, with the Company as the surviving company and, after giving effect to such merger, continuing as a wholly-owned subsidiary of New Surrozen. Pursuant to the business combination agreement, the Company’s outstanding equity shares and equity awards (whether vested or unvested) as of closing will be exchanged for shares of New Surrozen’s common stock or comparable equity awards that are settled or are exercisable for shares of New Surrozen’s common stock. Additionally, immediately after the consummation of the business combination, certain investors, including certain of the Company’s existing stockholders, committed to subscribe for and purchase an aggregate of 12,020,000 units for a purchase price of $10.00 per unit through a private investment in public entity financing (“PIPE Financing”). Each unit consists of one share of New Surrozen’s common stock and one-third of one redeemable warrant for one share of New Surrozen’s common stock.

On August 11, 2021, the Company received gross proceeds of $144.7 million in connection with the consummation of the business combination with CHFW and PIPE Financing (see Note 11).

Liquidity, Capital Resources and Going Concern

The Company has incurred net operating losses each period since inception. During the three and six months ended June 30, 2021, the Company incurred a net loss of $12.7 million and $25.7 million, respectively. During the six months ended June 30, 2021, the Company used $23.2 million of cash in operations. As of June 30, 2021, the Company had an accumulated deficit of approximately $113.7 million. The Company expects operating losses to continue in the foreseeable future because of additional costs and expenses related to the research and development activities. To date, the Company has been able to fund its operations through private placements of redeemable convertible preferred stock. As of June 30, 2021, the Company had cash and cash equivalents of $18.9 million and short-term investments of $6.6 million.

Management believes that the existing cash, cash equivalents, and short-term investments, together with net proceeds from the business combination and PIPE Financing are sufficient for the Company to continue operating activities for at least the next 12 months from the date of issuance of its condensed interim financial statements.

The Company plans to continue to fund its operations through public or private equity financings, debt financings or other capital sources, including government grants, potential collaborations with other companies or other strategic transactions. The Company’s ultimate success depends on the outcome of its research and development activities. Failure to generate sufficient cash flows from operations, raise additional capital and reduce discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These factors would have a material adverse effect on the Company’s future financial results, financial position and cash flows.

The Company’s business has been and could continue to be adversely affected by the evolving Coronavirus Disease 2019 (COVID-19) pandemic. For example, the COVID-19 pandemic has resulted in and could result in delays to the Company’s preclinical studies of its product pipeline. At this time, the extent to which the COVID-19 pandemic impacts the Company’s business will depend on future developments, which are highly uncertain and cannot be predicted.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s condensed interim financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”). The Company has no subsidiaries.

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

Use of Estimates

The preparation of condensed interim financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the condensed interim financial statements and the reported amounts of expenses during the reporting period. Significant estimates and assumptions made in the accompanying condensed interim financial statements include, but are not limited to, certain accruals for research and development activities, the fair value of common stock, stock-based compensation expense, uncertain tax positions and lease liabilities. Management bases its estimates on historical experience and on various other market-specific and relevant assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could materially differ from those estimates.

Unaudited Condensed Interim Financial Statements

The accompanying condensed balance sheet as of June 30, 2021, the condensed statements of redeemable convertible preferred stock and stockholders’ deficit and the condensed statements of operations and comprehensive loss for the three and six months ended June 30, 2021 and 2020, and the condensed statements of cash flows for the six months ended June 30, 2021 and 2020 are unaudited. The unaudited condensed interim financial statements have been prepared on the same basis as the audited annual financial statements and, in management’s opinion, include all adjustments consisting of only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of June 30, 2021, its results of operations for the three and six months ended June 30, 2021 and 2020, and its cash flows for the six months ended June 30, 2021 and 2020. The financial data and the other financial information disclosed in the notes to these condensed interim financial statements related to the six-month periods are also unaudited. The condensed balance sheet as of December 31, 2020 was derived from the audited financial statements as of that date. The results of operations for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the full fiscal year or any other period.

These condensed interim financial statements should be read in conjunction with the Company’s audited financial statements for the years ended December 31, 2020 and 2019.

Deferred Transaction Costs

The Company capitalizes transaction costs consisting of direct, incremental legal, accounting and other fees in connection with the anticipated business combination with CHFW (see Note 1). The deferred transaction costs will be offset against the proceeds from the transaction upon the consummation of the business combination. Should the business combination be abandoned, the deferred transaction costs will be expensed immediately as a charge to operating expenses in the condensed statements of operations and comprehensive loss. As of June 30, 2021, the Company incurred $1.3 million of deferred transaction costs, which were included in other assets on the condensed balance sheet. As of December 31, 2020, the Company had not incurred any such costs.

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

Restricted Cash

As of both June 30, 2021 and December 31, 2020, the Company had $0.4 million of restricted cash in the form of a letter of credit for the Company’s facility lease. The restricted cash is classified as noncurrent asset as the Company is required to maintain the letter of credit for the benefit of landlord until the end of the lease term in April 2025.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to significant concentration of credit risk, consist of cash, cash equivalents, short-term investments and restricted cash. The Company is exposed to credit risk in the event of default to the extent recorded in the condensed balance sheets. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institution in which its bank deposits are held. To manage credit risks related to short-term investments, the Company invests in various highly rated corporate bonds and commercial paper securities.

Research and Development Expenses

Research and development costs are expensed as incurred. Research and development costs consist of external and internal expenses directly attributable to the conduct of research and development programs. The external expenses include the cost of services provided by outside contractors, clinical research organizations and contract manufacturing organizations. The internal expenses include the cost of salaries, payroll taxes, stock-based compensation, employee benefits, materials, supplies, depreciation on and maintenance of research equipment, and the facility costs for laboratory space used for research and development activities, such as rent, utilities, insurance, repairs and maintenance, and general support services.

The Company has entered into and may continue to enter into licensing or subscription arrangements to access and utilize certain technology. In each case, the Company evaluates if the license agreement results in the acquisition of an asset or a business. To date, none of the Company’s license agreements have been considered an acquisition of a business. For asset acquisitions, the upfront payments to acquire such licenses, as well as any future milestone payments made before product approval that do not meet the definition of a derivative, are immediately recognized as research and development expense when they are paid or become payable, provided there is no alternative future use of the rights in other research and development projects.

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss attributable to common shares by the weighted-average number of shares of common stock outstanding for the period, without consideration for potential dilutive securities. Since the Company was in a loss position for the periods presented, basic net loss per share is the same as diluted net loss per share since the effects of potentially dilutive securities are antidilutive. The following table presents the potential common shares outstanding that were excluded from the computation of diluted net loss per share of common stock as of the periods presented because including them would have been antidilutive:

	June 30,

	2021	2020
Redeemable convertible preferred stock	95,289,932	95,289,932
Options outstanding	8,429,189	4,704,000
Unvested RSAs	1,114,586	347,397
Unvested common stock subject to repurchase	615,938	741,032

Total	105,449,645	101,082,361

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it is (i) no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these condensed interim financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recently Adopted Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which amends the existing guidance relating to the accounting for income taxes. This standard is intended to simplify the accounting for income taxes by removing certain exceptions to the general principles of accounting for income taxes and to improve the consistent application of U.S. GAAP for other areas of accounting for income taxes by clarifying and amending existing guidance. The standard is effective for public business entities for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years. The standard is effective for entities other than public business entities for fiscal years beginning after December 15, 2021. The Company early adopted this guidance as of January 1, 2021, with no material impact on the condensed interim financial statements upon adoption.

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

Note 3. Fair Value Measurement

The following tables summarize the Company’s financial assets that are measured at fair value on a recurring basis (in thousands):

	As of June 30, 2021
	Level 1	Level 2	Level 3	Total
Money market funds (1)	$8,416	$—	$—	$8,416
Commercial paper	—	6,598	—	6,598

Total financial assets measured at fair value	$8,416	$6,598	$—	$15,014

	As of December 31, 2020
	Level 1	Level 2	Level 3	Total
Money market funds (1)	$31,896	$—	$—	$31,896
Corporate bonds	—	1,115	—	1,115
Commercial paper(2)	—	15,285	—	15,285

Total financial assets measured at fair value	$31,896	$16,400	$—	$48,296

(1)	Money market funds are included in cash and cash equivalents on the condensed balance sheets as of June 30, 2021 and December 31, 2020.
(2)

As of December 31, 2020, marketable securities with original maturities of three months or less, in the amount of $2.2 million, are included in cash and cash equivalents on the condensed balance sheet.

There have been no changes to the valuation methods utilized during the six months ended June 30, 2021. The Company’s financial instruments include cash, cash equivalents, short-term investments, restricted cash, accounts payable and accrued liabilities. The carrying amount of cash and cash equivalents, restricted cash, accounts payable, and accrued liabilities approximate their fair values due to their short-term maturities.

Investments in corporate bonds and commercial paper are classified as Level 2 as they were valued based upon quoted market prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets.

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

The following tables provide the Company’s marketable securities by security type (in thousands):

	As of June 30, 2021
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Commercial paper	$6,598	$—	$—	$6,598

Total	$6,598	$—	$—	$6,598

	As of December 31, 2020
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Corporate bonds	$1,115	$—	$—	$1,115
Commercial paper	15,285	—	—	15,285

Total	$16,400	$—	$—	$16,400

As of June 30, 2021 and December 31, 2020, $6.6 million and $14.2 million, respectively, of marketable securities are included in short-term investments. As of June 30, 2021, all marketable securities had maturities of one year or less. Gains and losses on marketable security transactions are reported on the specific-identification method. As of June 30, 2021, no investments were in an unrealized loss position.

Note 4. Balance Sheet Components

Accrued Liabilities

Accrued liabilities consist of the following (in thousands):

	June 30,	December 31,
	2021	2020
Payroll and related expenses	$1,557	$1,673
Accrued research and development expenses	3,569	1,305
Accrued professional service fees	889	—
Liability for early exercised stock options	296	188
Other accrued expenses	247	228

Accrued liabilities	$6,558	$3,394

Other assets

Other assets consist of the following (in thousands):

	June 30, 2021	December 31, 2020
Deferred transaction costs	$1,344	$—
Other	40	39

Other assets	$1,384	$39

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

Note 5. Leases

In August 2016, the Company entered into a lease agreement for office space, which consists of approximately 32,813 square feet of rental space in South San Francisco, California. The office space lease is classified as an operating lease. The initial lease term commenced in May 2017 and ends in April 2025, with rent payments escalating each year. The Company has options to extend the lease for additional years, but the exercise of the option was not reasonably certain. The landlord provided the Company with a tenant improvement allowance of up to $4.6 million. In connection with the lease, the Company maintains a letter of credit for the benefit of the landlord in the amount of $0.4 million, which is recorded as restricted cash on the condensed balance sheets.

In January 2020, the Company entered into a new lease agreement for a term of 18 months for approximately 6,478 square feet of space. The new office space lease is classified as an operating lease. The new lease commenced in June 2020 and rent payments escalate after 14 months.

Operating lease expense during the three and six months ended June 30, 2021 was $0.5 million and $1.0 million, respectively. Operating lease expense during the three and six months ended June 30, 2020 was $0.4 million and $0.8 million, respectively.

Aggregate future minimum rental payments under operating leases as of June 30, 2021, were as follows (in thousands):

Six months ending December 31, 2021	$1,405
Year ending December 31, 2022	2,486
Year ending December 31, 2023	2,564
Year ending December 31, 2024	2,646
Year ending December 31, 2025	891

Total lease payments	9,992
Less: Imputed interest	(1,430)

Operating lease liabilities	$8,562

Note 6. License Agreements

Stanford License Agreements

In March 2016, the Company entered into a license agreement with Stanford, or the 2016 Stanford Agreement, which was amended in July 2016, October 2016 and January 2021, pursuant to which the Company obtained from Stanford, a worldwide, exclusive, sublicensable license under certain patents, rights, or licensed patents and technology related to its engineered Wnt surrogate molecules to make, use, import, offer to sell and sell products that are claimed by the licensed patents or that use or incorporate such technology, or licensed products, for the treatment, diagnosis and prevention of human and veterinary diseases. In consideration for this license, the Company paid Stanford a nominal upfront fee and issued an aggregate of 241,688 shares of our common stock to Stanford, the University of Washington and two co-inventors of the licensed patents. In addition, the Company agreed to pay Stanford nominal annual license maintenance fees which are creditable against earned royalties owed to Stanford for the same year, an aggregate of up to $0.9 million for the achievement of specified development and regulatory milestones, and an aggregate of up to $5.0 million for achievement of specified sales milestones. Stanford is also entitled to receive royalties from the Company equal to a very low single digit percentage of the Company’s and its sublicensees’ net sales of licensed products that are covered by a valid claim of a licensed patent. Additionally, the Company agreed to pay Stanford a sub-teen double digit percentage of certain consideration the Company receives as a result of granting sublicenses to the licensed patents and, if the

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

Company acquired, a one-time change of control fee in the low six figures. Stanford retains the right under the 2016 Stanford Agreement, on behalf of itself, Stanford Hospital and Clinics, the University of Washington and all other non-profit research institutions, to practice the licensed patents and technology for any non-profit purpose. The licensed patents and technology are additionally subject to a non-exclusive, irrevocable, worldwide license held by the Howard Hughes Medical Institute to practice the licensed patents and technology for its research purposes, but with no right to assign or sublicense.

In June 2018, the Company entered into another license agreement with Stanford, or the 2018 Stanford Agreement, pursuant to which the Company obtained from Stanford, a worldwide, exclusive, sublicensable license under certain patent rights related to its surrogate R-spondin proteins, or the licensed patents, to make, use, import, offer to sell and sell products that are claimed by the licensed patents, or licensed products, for the treatment, diagnosis and prevention of human and veterinary diseases, or the exclusive field. Additionally, Stanford granted the Company a worldwide, non-exclusive, sublicensable license under the licensed patents to make and use licensed products for research and development purposes in furtherance of the exclusive field and a worldwide, non-exclusive license to make, use and import, but not to offer to sell or sell, licensed products in any other field of use. In consideration of these licenses, the Company paid Stanford a nominal upfront fee. The Company also agreed to pay Stanford nominal annual license maintenance fees which are creditable against earned royalties owed to Stanford for the same year, and an aggregate of up to $0.425 million for the achievement of specified development and regulatory milestones. Stanford is also entitled to receive royalties from the Company equal to a sub-single digit percentage of the Company’s and its sublicensees’ net sales of licensed products. Additionally, the Company agreed to pay Stanford a one-time payment in the low six figures for each sublicense of the licensed patents that the Company grants to a third party and, if the Company is acquired, a one-time nominal change of control fee. Stanford retains the right under the 2018 Stanford Agreement, on behalf of itself, Stanford Health Care, Lucile Packard Children’s Hospital at Stanford and all other non-profit research institutions, to practice the licensed patents for any non-profit purpose. The licensed patents are additionally subject to a non-exclusive, irrevocable, worldwide license held by the Howard Hughes Medical Institute to exercise any intellectual property rights with respect to the licensed patents for research purposes, including the right to sublicense to non-profit and governmental entities but with no other rights to assign or sublicense.

Under each of the 2016 Stanford Agreement and the 2018 Stanford Agreement, or Stanford Agreements, the Company agreed to use commercially reasonable efforts to develop and commercialize licensed products and the Company agreed to achieve certain funding and development milestones by certain dates. Unless earlier terminated, each Stanford Agreement will continue until the expiration of the patents licensed under such Stanford Agreement. The Company may terminate either Stanford Agreement at any time for any reason by providing at least 30 days’ written notice to Stanford. Stanford may terminate either Stanford Agreement if the Company breaches certain provisions of that Stanford Agreement and fail to remedy such breach within 90 days after written notice of the breach by Stanford.

For the three and six months ended June 30, 2021, the Company paid approximately $45,000 and $50,000 research and development expenses related to the Stanford Agreements. For the three and six months ended June 30, 2020, the Company paid approximately $10,000 and $40,000 research and development expenses related to the Stanford Agreements. No milestone payments or earned royalties were paid by the Company to Stanford as of June 30, 2021 pursuant to the Stanford Agreements.

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

UCSF License and Option Agreements

In September and October 2016, the Company entered into two separate license and option agreements with The Regents of the University of California, or UCSF, pursuant to which the Company obtained non-exclusive licenses from UCSF for internal research and antibody discovery purposes and an option to negotiate with UCSF to obtain a non-exclusive license under UCSF’s rights in the applicable library to make, use, sell, offer for sale and import products incorporating antibodies identified or resulting from the Company’s use of such library, or licensed products. In consideration of the license and option rights under the UCSF Agreement, the Company paid UCSF a nominal option issue fee and agreed to pay UCSF a nominal annual option maintenance fee.

In January 2020, the Company amended and restated its license and option agreements with UCSF, or UCSF Agreement, to provide non-exclusive licenses to make and use a certain human Fab naïve phage display library and to make and use a certain phage display llama VHH single domain antibody library for internal research and antibody discovery purposes and an option to negotiate with UCSF to obtain a non-exclusive license under UCSF’s rights in the applicable library to make, use, sell, offer for sale and import products incorporating antibodies identified or resulting from the Company’s use of such library, or licensed products. If the Company exercises the option under the UCSF Agreement, the Company and UCSF will negotiate in good faith the terms of a commercial license agreement in addition to the pre-agreed terms which include payment to UCSF of a nominal license issue fee, nominal annual license maintenance fees, nominal to low six figure milestone payments for the achievement of a specified regulatory milestone event for each licensed product, nominal annual minimum royalties, which are creditable against earned royalties for the same year, and earned royalties equal to a sub-single digit percentage of the Company’s and the Company’s sublicensees’ net sales of licensed products. As of December 31, 2020, the Company has not exercised the option.

For the three and six months ended June 30, 2021, the Company paid zero and $25,000 for the annual license maintenance fee. No annual license maintenance fee was paid for the three and six months ended June 30, 2020. For both the six months ended June 30, 2021 and 2020, the Company paid no research and development expenses related to the UCSF agreements. No milestone payments or earned royalties were paid by the Company to UCSF as of June 30, 2021 pursuant to the UCSF agreements.

Unless earlier terminated, the UCSF Agreement will continue until four years from its effective date, and the Company may exercise the option to negotiate a commercial license at any time during that term. Additionally, the Company may extend the UCSF Agreement for any additional four years by paying UCSF a nominal term extension fee. The Company may terminate the UCSF Agreement at any time for any reason by providing at least 60 days’ written notice to UCSF. UCSF may terminate the UCSF Agreement if UCSF reasonably believes the Company is in material breach of the UCSF Agreement and the Company fails to remedy such breach within 60 days after written notice of such breach by UCSF. Additionally, the UCSF Agreement will automatically terminate in the event of the Company’s bankruptcy.

Distributed Bio Subscription Agreement

In September 2016, the Company entered into, and in January 2019 the Company amended, an antibody library subscription agreement with Distributed Bio, or the Distributed Bio Agreement, in which the Company obtained from Distributed Bio a non-exclusive license to use Distributed Bio’s antibody library to identify antibodies directed to an unlimited number of the Company’s proprietary targets and to make, use, sell, offer for sale, import and exploit products incorporating the antibodies that the Company identifies, or licensed products. In consideration for the rights granted to the Company under the Distributed Bio Agreement, the Company paid Distributed Bio a nominal upfront fee and an additional nominal fee upon entering into the amendment. The Company agreed to pay Distributed Bio an annual fee in the low six figures after the first three years. Additionally, the Company agreed to pay Distributed Bio an aggregate of $5.9 million for each licensed product that achieves specified development, regulatory and commercial milestones and royalties equal to a very low single digit percentage of the Company’s and its sublicensees’ net sales of licensed products. The Company’s obligation to pay royalties will end for each licensed product ten years after its first commercial sale.

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

For both the three and six months ended June 30, 2021 and 2020, the Company did not make any payments related to the Distributed Bio Agreement. No milestone payments or earned royalties were paid by the Company to Distributed Bio as of June 30, 2021 pursuant to the Distributed Bio Agreement.

Unless earlier terminated, the Distributed Bio Agreement will continue for an initial four-year term and will thereafter automatically renew for additional one-year terms. The Company may terminate the Distributed Bio Agreement for convenience at any time by providing written notice to Distributed Bio. The Company and Distributed Bio may terminate the Distributed Bio Agreement for the other party’s material breach and failure to cure such breach within 60 days after notice of such breach.

Note 7. Redeemable Convertible Preferred Stock

The following table summarizes the redeemable convertible preferred stock as of June 30, 2021 and December 31, 2020:

	Shares			Aggregate Liquidation Preference (In thousands)
	Authorized	Issued	Original Issue Price
Series A	33,555,555	33,555,555	$1.00	$33,556
Series B	33,162,954	33,162,954	1.50	49,744
Series C	28,571,429	28,571,423	1.75	50,000

	95,289,938	95,289,932		$133,300

The rights, preferences and privileges of the Series A, Series B and Series C redeemable convertible preferred stock (together, the “Redeemable Convertible Preferred Stock”) are as follows:

(a) Dividend Rights

Through June 30, 2021, no dividends have been declared, authorized, or paid. From and after the date of issuance of the shares of Redeemable Convertible Preferred Stock, the holders of the outstanding shares of Series A, Series B and Series C redeemable convertible preferred stock are entitled to receive, when and if declared by the Board of Directors, and prior and in preference to dividends on the Company’s common stock, a noncumulative cash dividend at the rate of $0.08, $0.12, and $0.14, respectively, per share per annum. The preferred stockholders also participate in any additional dividends on an as-if converted basis with common stockholders.

(b) Redemption Rights

The Redeemable Convertible Preferred Stock is not redeemable as of June 30, 2021. Upon certain change in control events that are outside of the Company’s control, including liquidation, sale or transfer of control of the Company, the Redeemable Convertible Preferred Stock is contingently redeemable. As such, the Redeemable Convertible Preferred Stock is classified as temporary equity. The redemption price of the Redeemable Convertible Preferred Stock is equal to their respective original issue price per share plus any declared but unpaid dividends. Any discount to liquidation preference of the Redeemable Convertible Preferred Stock is not being accreted as a deemed dividend, as it not currently probable that the Redeemable Convertible Preferred Stock will become redeemable. Subsequent adjustments to increase the carrying values to the ultimate redemption values will be made only when it becomes probable that such a liquidation event will occur.

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

(c) Conversion Rights

Each share of Redeemable Convertible Preferred Stock is, at the option of the holder, convertible into the number of fully paid and nonassessable shares of common stock as determined by dividing the original issue price applicable to such series of Redeemable Convertible Preferred Stock by the conversion price in effect at that time with respect to such series. The conversion price for the Redeemable Convertible Preferred Stock is the original issue price of such series of Redeemable Convertible Preferred Stock and shall be adjusted in accordance with conversion provisions contained in the Company’s Amended and Restated Certificate of Incorporation.

Each share of Redeemable Convertible Preferred Stock shall automatically be converted into fully paid, nonassessable shares of common stock at the then effective conversion rate for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the Securities Act), covering the offer and sale of the Company’s common stock, provided that the public offering price represents a pre-money valuation of at least $250.0 million and the aggregate gross proceeds to the Company are not less than $40.0 million, or (ii) upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Redeemable Convertible Preferred Stock then outstanding (voting as a single class and on an as-if converted basis), or, if later, the effective date for conversion specified in such requests.

(d) Voting Rights

Each holder of a share of Redeemable Convertible Preferred Stock is entitled to the number of votes, with respect to such share, equal to the number of shares of common stock into which such share of Redeemable Convertible Preferred Stock could be converted on the record date for the vote or consent of stockholders, except as otherwise required by law, and has voting rights and powers equal to the voting rights and powers of the holders of common stock voting as a single class.

As of June 30, 2021, the Board of Directors was comprised of eight members, one of whom was designated by the holders of Redeemable Convertible Preferred Stock, voting exclusively and as a separate class, and one of whom is the then current Chief Executive Officer of the Company and is elected by the holders of common stock, voting exclusively and as a separate class. The holders of common stock and Redeemable Convertible Preferred Stock, voting as a single class on an as-if converted basis, were entitled to elect the remaining balance of the total number of directors.

(e) Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Redeemable Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock by reason of their ownership of such stock, an amount per share for each share of Redeemable Convertible Preferred Stock held by them equal to the sum of (i) the liquidation preference of $1.00, $1.50, and $1.75 per share of Series A, Series B, and Series C redeemable convertible preferred stock, respectively, and (ii) all declared but unpaid dividends (if any) on such share of Redeemable Convertible Preferred Stock, or such lesser amount as may be approved by the holders of the majority of the then-outstanding shares of Redeemable Convertible Preferred Stock, voting as a single class and on an as-converted basis. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Redeemable Convertible Preferred Stock are insufficient to permit the payment to such holders of the full amounts, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Redeemable Convertible Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive.

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

After the payment or setting aside for payment to the holders of the Redeemable Convertible Preferred Stock of the full amounts specified above, the remaining assets of the Company legally available for distribution shall be distributed with equal priority and ratably to the holders of the common stock in proportion to the number of shares of common stock held by them.

Note 8. Common Stock

The holder of each share of common stock is entitled to one vote in respect of each share of stock held. The holders of common stock are also entitled to receive dividends whenever funds and assets are legally available and when declared by the Board of Directors, subject to the prior rights of holders of Redeemable Convertible Preferred Stock outstanding. No dividends have been declared as of June 30, 2021.

The Company had reserved the following shares of common stock for future issuance as follows:

June 30, 2021
Redeemable convertible preferred stock, as converted
Issued	95,289,932
Unissued	6
Options outstanding	8,429,189
Shares available for future stock option grants	443,500

Total	104,162,627

Note 9. Stock-Based Compensation Plan

The Company maintains the 2015 Stock Plan (the “Plan”) with the authorized shares of 17,450,000 as of June 30, 2021. The Plan provides for the issuance of options to purchase shares of common stock to officers, employees, directors, consultants and key persons who provide services to the Company. Stock options granted under the Plan may be either incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”). According to the Plan, stock options are exercisable in whole or in part and common stock is issued upon the option exercise. The Plan also allows for the grant of restricted stock awards (“RSAs”). As of June 30, 2021, the Company had 443,500 shares of common stock available for issuance under the Plan. Such issuances are subject to vesting, forfeiture and other restrictions as deemed appropriate by the Board of Directors.

Options under the Plan may be granted for periods of up to 10 years. All options issued to date have a 10-year contractual life. To date, options granted generally vest over four years and vest at a rate of 25% upon the first anniversary of the issuance date and 1/48th per month thereafter. The exercise price of an ISO and NSO shall not be less than 100% of the estimated fair value of the shares on the date of grant, respectively, as determined by the Board of Directors. The exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively, as determined by the Board of Directors.

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

A summary of stock option activity is as follows:

	Options Outstanding
			Weighted	Aggregate
		Weighted	Average	Intrinsic
		Average	Remaining	Value
	Number of Options	Exercise Price	Contractual Life (In years)	(In thousands)
Outstanding – December 31, 2020	6,093,611	$0.40	8.43
Granted	3,094,625	1.85
Exercised	(720,531)	0.40
Canceled	(38,516)	0.85

Outstanding – June 30, 2021	8,429,189	0.93	8.60	$7,332

Options outstanding and exercisable as of June 30, 2021	8,429,189	0.93	8.60	7,332

Options vested and expect to vest as of June 30, 2021	8,429,189	0.93	8.60	7,332

The aggregate intrinsic values of options outstanding, exercisable, vested and expected to vest is the difference between the exercise price of the options and the estimated fair value of the Company’s common stock for financial reporting purposes as of June 30, 2021.

The intrinsic value of options exercised during the six months ended June 30, 2021 was $1.0 million.

During the six months ended June 30, 2021, the Company granted options with a weighted-average grant-date fair value of $1.08 per share.

The Company’s Board of Directors granted equity awards in the form of RSAs for certain of the Company’s employees and directors under the Plan. In April 2016, the Company’s Board of Directors approved equity awards in the form of RSAs outside of the Plan. The Company’s outstanding RSAs began vesting one month after the grant date and vest 1/48th per month over four years.

The following table summarizes the Company’s RSA activity:

		Weighted
		Average
	Number of	Grant Date
	Shares	Fair Value
RSAs, unvested at December 31, 2020	263,022	$0.69
Granted	1,100,000	1.75
Vested	(154,686)	1.13
Canceled	(93,750)	1.71

RSAs, unvested at June 30, 2021	1,114,586	1.59

The fair value of RSAs vested during the six months ended June 30, 2021 was $0.3 million.

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

(a) Fair Value of Employee Stock Options

The fair value of employee options is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021(1)	2020	2021	2020
Expected term (in years)	—	6.05	5.95	5.99
Expected volatility	—	61.95%	63.43%	59.24%
Risk-free rate	—	0.54%	0.78%	1.36%
Dividend yield	—	—	—	—

(1)	No options were granted during the three months ended June 30, 2021.

(b) Stock-Based Compensation

Total stock-based compensation recorded in the condensed statements of operations and comprehensive loss related to options and RSAs was as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development	$172	$92	$347	$201
General and administrative	360	36	660	107

Total stock-based compensation expense	$532	$128	$1,007	$308

As of June 30, 2021, there was approximately $6.6 million of stock-based compensation expense to be recognized over a weighted-average period of approximately 3.34 years.

(c) Early Exercise of Stock Options

The Plan allows for the granting of options that may be exercised before the options have vested. Shares issued as a result of early exercise that have not vested are subject to repurchase by the Company upon termination of the purchaser’s employment or services, at the price paid by the purchaser. The Company’s right to repurchase these shares generally lapses 1/48th of the original grant date amount per month over four years. The proceeds initially are recorded in a liability for early exercised stock options and are reclassified to common stock and additional paid-in capital as the Company’s repurchase right lapses. At June 30, 2021, there were 615,938 shares of common stock outstanding, subject to the Company’s right of repurchase at a weighted average exercise price of $0.48 per share.

Note 10. Commitments and Contingencies

Indemnification

From time to time, the Company enters into certain types of contracts that contingently require the Company to indemnify various parties against claims from third parties. These contracts primarily relate to (i) the Company’s bylaws, under which the Company must indemnify directors and executive officers, and may indemnify other officers and employees, for liabilities arising out of their relationship with the Company, (ii) contracts under which the Company must indemnify directors and certain officers for liabilities arising out of their relationship with the Company, (iii) contracts under which the Company may be required to indemnify customers or partners against certain claims, including claims from third parties asserting, among other things, infringement of their intellectual property rights and (iv) procurement, consulting, or license agreements under which the Company may be required to indemnify vendors, consultants or licensors for certain claims, including claims that may be brought against them arising from acts or omissions with respect to the supplied products, technology or services. From time to time, the Company may receive indemnification claims under these contracts in the normal course of business. In addition, under these contracts the Company may have to modify the accused infringing intellectual property and/or refund amounts received.

SURROZEN

OPERATING,

INC.

Notes to the Unaudited Condensed Interim Financial Statements

In the event that one or more of these matters were to result in a claim against the Company, an adverse outcome, including a judgment or settlement, may cause a material adverse effect on the Company’s future business, operating results or financial condition. It is not possible to determine the maximum potential amount under these contracts due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular agreement.

The Company maintains director and officer insurance, which may cover certain liabilities arising from the Company’s obligation to indemnify its directors and certain officers.

To the date the condensed interim financial statements were issued, the Company has not incurred any material costs or accrued any liabilities in the condensed interim financial statements as a result of these provisions.

Litigation

The Company’s industry is characterized by frequent claims and litigation, including claims regarding intellectual property. As a result, the Company may be subject to various legal proceedings from time to time. The results of any future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors. Management is not aware of any pending or threatened litigation.

Note 11. Subsequent Events

The Company has completed an evaluation of all subsequent events through August 16, 2021, the date the condensed interim financial statements were issued, to ensure that these condensed interim financial statements include appropriate disclosure of events both recognized in the condensed interim financial statements and events that occurred but were not recognized in the condensed interim financial statements. The Company is unaware of any specific event or circumstance that would require it to update its estimates, judgments or revise the carrying value of its assets or liabilities. These estimates may change, as new events occur and as additional information related to the COVID-19 pandemic and other information is obtained, the impact of which would be recognized in the condensed interim financial statements as soon as such information becomes known. Actual results could differ from those estimates and any such differences may be material to the Company’s condensed interim financial statements. Except as described below, the Company has concluded that no subsequent event has occurred that requires disclosure.

On August 11, 2021, the Company completed the business combination with CHFW. Simultaneously, the PIPE Financing was closed (see Note 1). In connection with the consummation of the business combination and PIPE Financing, the Company received gross proceeds of $144.7 million, and the Company’s outstanding shares of common and preferred stock were converted into shares of New Surrozen’s common stock based on the exchange ratio of 0.1757. The business combination is expected to be accounted for as a reverse recapitalization; the Company will be considered the accounting predecessor and CHFW will be treated as the acquired company for financial statement reporting purposes.